UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 29, 2007

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18191 Von Karman, Suite 450

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2007, a committee comprised of all the independent directors of Quality Systems, Inc. (the “Company”), approved revisions to the Company’s compensation program for its key personnel including four of its Named Executive Officers for the fiscal year ending March 31, 2007. The new option award levels for the Named Executive Officers are as follows:

Such Named Executive Officers are eligible to receive an aggregate of up to 160,000 options (previously 70,000 options) to purchase the Company’s common stock based on meeting certain target increases in EPS performance and revenue growth during the fiscal year as follows: Louis Silverman (Chief Executive Officer): 40,000 options (previously 20,000 options); Patrick Cline (President, NextGen Healthcare Information Systems Division), 100,000 options (previously 40,000 options); Gregory Flynn (Executive Vice President, General Manager of QSI Division) 10,000 options (previously 5,000 options); and Paul Holt (Chief Financial Officer and Secretary), 10,000 options (previously 5,000 options). The options shall be issued pursuant to one of the Company’s shareholder approved option plans, have an exercise price equal to the closing price of the Company’s shares on the Nasdaq Global Select Market (or such other market upon which such shares then trade) as of the date of grant, a term of five years, vest in four equal, annual installments commencing one year following the date of grant and be granted pursuant to the Company’s standard stock option agreement.

Item 8.01      Other Events.

On January 29, 2007 the Company’s Board of Directors:

(i)

declared a cash dividend of one dollar ($1.00) per share on the Company’s outstanding shares of Common Stock, payable to shareholders of record as of February 13, 2007 with an anticipated distribution date of February 28, 2007; and

(ii)

adopted a policy whereby the Company intends to pay a regular quarterly dividend of twenty-five cents ($0.25) per share on the Company’s outstanding shares of Common Stock commencing with conclusion of the Company’s first fiscal quarter of 2008 (June 30, 2007) and continuing each fiscal quarter thereafter, subject to further review and approval and establishment of record and distribution dates by the Board prior to the declaration of each such quarterly dividend.

A copy of the Company’s press release announcing the One Dollar dividend and the anticipated implementation of the regular twenty-five cents dividend, dated February 1, 2007, is attached hereto as Exhibit 99.0 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.	Not applicable.

(b) Pro Forma Financial Information.	Not applicable.

(c) Shell Company Transactions.	Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.0	Press Release dated February 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007

QUALITY SYSTEMS, INC.

By: /s/ Paul Holt

Paul Holt

Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit Number	Description
99.0	Press Release dated February 1, 2007